           THE FOLLOWING IS A SLIDE PRESENTATION FIRST USED BY ALAMOSA
                         PCS HOLDINGS ON JULY 31, 2000.

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             [Alamosa logo] ALAMOSA PERSONAL COMMUNICATIONS SERVICE
                          A Sprint PCS Network Partner

                                   ----------

                         Acquisition of Roberts and WOW

                                   ----------

                                    July 2000

[Sprint logo]                                                     Sprint PCS[TM]
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                             Safe-Harbor Provisions               [Alamosa logo]

                                ---------------
                                   ----------

Statements contained herein that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: failure to satisfy the conditions to closing the acquisitions or financings described in the following communications; costs related to the acquisitions; the risk that the acquisitions will not be integrated successfully; delays in network construction and launch; increases in network construction costs; Alamosa's dependence on its affiliation with Sprint PCS; shifts in populations or network focus; changes or advances in technology; changes in Sprint's National service plans or fee structure with us; change in population; increased competition in our markets; and adverse changes in financial position, condition or results of operations. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward- looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Prospectuses filed on February 4, 2000, its Form 10- K for the year ended December 31, 1999 and in subsequent filings with the Securities and Exchange Commission.


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


                               Transaction Summary                [Alamosa logo]

                                ---------------
                                   ----------

Purchase Price                     $473.5 million (based on APCS close on 7/31/00
                                   of $20.00)

Consideration                      $16.5 million cash

                                   19.55 million shares

                                   $66.0 million assumed net debt (6/30/00)

POPs Acquired                      4.0 million

         WOW                       1.5 million

         Roberts                   2.5 million

Accounting Treatment               Purchase Accounting

Tax Treatment                      Tax Free Reorganization

Governance

         Chairman & CEO            David E. Sharbutt

         Board Seats               2 New Seats Pending Shareholder Vote

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                                Alamosa Footprint                 [Alamosa logo]

[Map of the United States, indicating locations of Alamosa PCS, and Sprint PCS(R) and Network Partners.]

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                           Washington Oregon Wireless             [Alamosa logo]

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                                   ----------

[Map of the states of         -    Major markets include Wenatchee and Yakima,
 Washington and Oregon,            WA, and Medford - Grants Pass, OR
 indicating the licensed           representing 700,000 POPs
 territory of WOW.]
                              -    1.5 million licensed POPs

                              -    Adjacent to Portland, OR and Seattle -
                                   Tacoma, WA representing 5.1 million POPs

                              -    Network will include 990 highway miles
                                   including portions of major interstates
                                   including I5, I82, I84 and I90

                              -    Expect to launch 7 markets by Fall 2000

                              - Anticipate launching in all 10 markets by first half of 2001

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                                Roberts Wireless                  [Alamosa logo]

                                ---------------
                                   ----------

[Map of the state of          -    Major markets include Springfield, Joplin,
 Missouri, indicating the          and St. Joseph, MO representing 1.1 million
 licensed territory of             licensed POPs
 Roberts wireless.]
                              -    2.5 million licensed POPs

                              -    Between Kansas City and St. Louis, MO
                                   representing 4.8 million POPs

                              -    Current network covering 300,000 POPs

                              -    1,260 highway miles including major
                                   interstates I70, I44 and I55

                              -    12,200 subscribers

                              -    4 launched markets

                              - Anticipate launching all 14 markets by year end

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                              Pro Forma Statistics                [Alamosa logo]

                                ---------------
                                   ----------

                                       APCS         Roberts          WOW           TOTAL
                                    ---------      ---------      ---------      ---------
Market Information
------------------
Markets                                    43             14             10             67

Licensed POPs (M)                         8.5            2.5            1.5           12.5

Targeted Covered POPs (M)*                6.3            1.5            1.0            8.8

Subscribers (June 30, 2000)            69,569         12,216              0         81,785

Financial Information (Q2 2000)
-------------------------------

Total Revenue (M)                   $    17.2      $     2.8      $     0.0      $    20.0

Pre-Marketing EBITDA (M)            $     1.9      $     0.5      $    (2.0)     $     0.4

EBITDA (M)                          $    (7.3)     $    (1.4)     $    (2.0)     $   (10.7)

ARPU (w/roaming)                    $      83      $      83             NA      $      83

Diluted Shares Outstanding               63.5           13.5           6.05           83.1

* At full buildout.

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                              Transaction Rationale               [Alamosa logo]

                                ---------------
                                   ----------


o    Merger Strategy

     -    Alamosa's primary focus remains execution of buildout
     -    Selective approach to acquisitions
     -    Focus on attractive footprints
     -    Accretive to shareholder value
     -    Leverage strength of Alamosa's management team
     -    Apply Alamosa's operating philosophy to new areas

o    Consolidation benefits

     -    Accretive growth
     -    Expansion into attractive footprints
     -    Leverage access to capital
     - Decentralized management model and the Sprint PCS affiliate program facilitates operation of non-contiguous footprints
     -    Scale and scope strengthens relationship with Sprint PCS

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                                Roberts/WOW BTAs                  [Alamosa logo]

                                ---------------
                                   ----------

[chart 1]

Roberts Properties              Frequency               MHZ of Spectrum                  POPs
------------------              ---------               ---------------                  ----
Springfield, MO                     B                         30                        630,223
Joplin, MO-Miami, OK                A                         30                        235,554
Carbondale-Marion, IL               B                         30                        215,517
Columbia, MO*                       A                         30                        207,819
St. Joseph, MO*                     B                         30                        190,093
Cape Girardeau-Sikeston, MO         B                         30                        187,519
Quincy, IL-Hannibal, MO             B                         30                        179,648
Jefferson City, MO*                 B                         30                        155,877
Poplar Bluff, MO                    B                         30                        153,075
Rolla, MO                           B                         30                         99,864
Pittsburg-Parsons, KS               A                         30                         90,364
Sedalia, MO*                        A                         30                         89,516
West Plains, MO                     B                         30                         75,652
Kirksville, MO                      B                         30                         55,801
                                                                                      ---------
TOTAL                                                                                 2,566,522

[chart 2]

WOW Properties                  Frequency               MHZ of Spectrum                  POPs
--------------                  ---------               ---------------                  ----
Yakima, WA                          B                         30                        252,806
Medford-Grants Pass, OR             B                         30                        250,741
Wenatchee, WA                       B                         30                        205,477
Kennewick-Pasco-Richland, WA        B                         30                        184,626
Walla Walla, WA-Pendleton, OR       B                         30                        169,464
Bend, OR                            B                         30                        145,357
Roseburg, OR                        B                         30                        101,805
Coos Bay-North Bend, OR             B                         30                         82,840
Klamath Falls, OR                   B                         30                         79,818
Portland, OR                        B                         30                            (a)
                                                                                      ---------
TOTAL                                                                                 1,492,934

(a) WOW network covers only a portion of the Portland market.

Note: Estimated total POPs is based on projections of year-end 1999 population counts calculated by the U.S. Census Bureau.

*Denotes launched properties.

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